Item 77Q(1)(e)

Touchstone Variable Series Trust

The following documents are included in the Registrant's Post-Effective Amendment No. 49 to the Registration Statement as filed with the SEC via EDGAR on October 30, 2017, (Accession No. 0000920547-17-000016) and are incorporated by reference herein:

Form of Sub-Advisory Agreement between Touchstone Advisors,
Inc. and Fort Washington Investment Advisors, Inc. with respect to the Touchstone Balanced Fund, Touchstone Bond Fund,
Touchstone Common Stock Fund, and Touchstone Small Company
Fund dated October 28, 2017.